Exhibit 99.1

RockTenn

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IMPORTANT SPECIAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by [ ] p.m., Eastern Standard Time, on [ ] [ ], 2011.

Vote by Internet

- Log on to the Internet and go to **www.envisionreports.com/rkt**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Rock-Tenn Company Special Meeting of Shareholders' Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

A Proposals — The Board of Directors of Rock-Tenn Company recommends a vote FOR the following proposals:

	For	Against	Abstain
1. To approve the issuance of shares of Rock-Tenn Company common stock to Smurfit-Stone Container Corporation stockholders pursuant to the Agreement and Plan of Merger, dated as of January 23, 2011 (as it may be amended from time to time), among Rock-Tenn Company, Smurfit-Stone Container Corporation, and Sam Acquisition, LLC.	☐	☐	☐
2. To approve the adjournment of the special meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal described above.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please be sure to sign and date the proxy. Please sign exactly as your name or names appear hereon. For more than one owner, each should sign. When signing in a fiduciary or representative capacity, please give full title. If a corporation submits this proxy, it should be executed in the full corporate name by a duly authorized officer; if a partnership, please have it signed in the partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Rock-Tenn Company

PROXY FOR CLASS A COMMON STOCK

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

SPECIAL MEETING OF SHAREHOLDERS ON MARCH [ ], 2011

The undersigned hereby appoints James A. Rubright and Robert B. McIntosh and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Class A Common Stock of Rock-Tenn Company that the undersigned would be entitled to vote if personally present at the special meeting of shareholders to be held on March [ ], 2011 at [ ] a.m., Eastern time, at the Grand Hyatt Atlanta,

3300 Peachtree Road, N.E., Atlanta, GA 30305, or at any adjournment thereof, upon the matters described in the accompanying Joint Proxy

Statement/Prospectus, and upon any other business as may be properly be brought before the special meeting or any adjournment or postponement thereof.

Unless you are voting via the Internet or by telephone, please complete, date and sign this proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the special meeting on March [ ], 2011. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy or voted via the Internet or by telephone.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE “FOR”

PROPOSAL 1 AND “FOR” PROPOSAL 2, AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Proxy card must be signed and dated on the reverse side.

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